Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
7.25% SENIOR (SECURED) SECOND PRIORITY NOTES DUE 2011
AND
6.75% SENIOR (SECURED) SECOND PRIORITY NOTES DUE 2015
OF
ROGERS CABLE INC.
Pursuant to the Prospectus dated

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Old Notes (as defined below) pursuant to the Exchange Offer (as defined below) described in the Prospectus dated                     , (as the same may be amended or supplemented from time to time, the “Prospectus”) of Rogers Cable Inc., (“Rogers Cable”), if (i) certificates for the outstanding 7.25% Senior (Secured) Second Priority Notes Due 2011 or 6.75% Senior (Secured) Second Priority Notes Due 2015 (collectively, the “Old Notes”) of Rogers Cable are not immediately available, (ii) time will not permit the Old Notes, the Letter of Transmittal and all other required documents to be delivered to JPMorgan Chase Bank, N.A. (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on                     , or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See the section entitled “Exchange Offer — Procedures for Tendering” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

JPMorgan Chase Bank, N.A.

By Regular Mail:

JPMorgan Chase Bank, N.A.
ITS Bond Events
P.O. Box 2320
Dallas, TX 752213

By Registered or Certified Mail, or Overnight Delivery:

JPMorgan Chase Bank, N.A.
ITS Bond Events
2001 Bryan Street, 9th Floor
Dallas, TX 75201
Attention: Frank Ivins

By Facsimile Transmission (for Eligible Institutions only):

(214) 468-6494
Attention: Frank Ivins

For Information Call:

(800) 275-2048

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describe Rogers Cable’s offer (the “Exchange Offer”) to exchange each $1,000 principal amount of its 7.25% Senior (Secured) Second Priority Notes Due 2011, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part (the “New 2011 Notes”), for each $1,000 principal amount of its outstanding 7.25% Senior (Secured) Second Priority Notes Due 2011 and to exchange each $1,000 principal amount of its 6.75% Senior (Secured) Second Priority Notes Due 2015, which have been registered under the Securities Act, pursuant to a Registration Statement of which the Prospectus is a part (the “New 2015 Notes” and, together with the New 2011 Notes, the “New Notes”), for each $1,000 principal amount of its outstanding 6.75% Senior (Secured) Second Priority Notes Due 2015.

      The undersigned hereby tenders to Rogers Cable, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the aggregate principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Exchange Offer — Guaranteed Delivery Procedures”.

      The undersigned understands that no withdrawal of a tender of Old Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

      The undersigned understands that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Old Notes (or book-entry confirmation of the transfer of such Old Notes) into the Exchange Agent’s account at The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), as applicable, and (2) a Letter of Transmittal (or facsimile thereof) with respect to such Old Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in lieu thereof, a message from DTC, Euroclear or Clearstream, Luxembourg, as applicable, stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):

(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If Old Notes will be delivered by book-entry transfer

at DTC, Euroclear or Clearstream, Luxembourg,
insert DTC, Euroclear or Clearstream, Luxembourg
Account Number, as applicable:
________________________________________________________________________________

Date:

2

DESCRIPTION OF NOTES TENDERED

Series of Notes
	(Please check one)		Aggregate Principal
			Amount Represented by	Principal Amount
Certificate or Registration Numbers*	Old 2011 Notes	Old 2015 Notes	Old Notes	Tendered**

	☐	☐

	☐	☐

	☐	☐

	☐	☐

TOTAL:

*	Need not be completed if the Old Notes being tendered are in book-entry form.

**	Must be in integral multiples of $1,000 principal amount.

          This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):

Signature(s):

Address(es):

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

3

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (1) represents that each holder of Old Notes on whose behalf this tender is being made “own(s)” the Old Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (2) represents that such tender of Old Notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC, Euroclear or Clearstream, Luxembourg, as applicable) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or in lieu of a Letter of Transmittal, a message from DTC, Euroclear or Clearstream, Luxembourg, as applicable, stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm: Address: Zip Code Telephone No.	Authorized Signature Name: Please Print or Type Title: Dated:

      The institution that completes the Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, on or prior to the Expiration Date, and (b) must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC, Euroclear or Clearstream, Luxembourg, as applicable), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or a message from DTC, Euroclear or Clearstream, Luxembourg, as applicable, stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.